Voice Assist Elects Scott Fox, 30-Year Veteran of the Telecom Industry, to Board of Directors

Voice Assist Elects Scott Fox, 30-Year Veteran of the Telecom Industry, to Board of Directors

Telecom industry veteran joins Voice Assist's board as independent director

Jan. 18, 2011 (PR Newswire) --

LAKE FOREST, Calif., Jan. 18, 2011 /PRNewswire/ -- Voice Assist, Inc. (OTC Bulletin Board: VSST), a leading developer of hosted speech services and voice "in-application" technology, today announced the election of Scott Fox to its Board of Directors, effective immediately.  Mr. Fox joins Voice Assist Chairman and CEO, Michael Metcalf and recently appointed President and newly-elected board member, Randy Granovetter on its Board.

"Adding Mr. Fox as an independent director to our Board of Directors reflects our dedication to growing Voice Assist and to building the team necessary to make our company a world-class leader," said Michael Metcalf.  "We believe his vast experience and proven leadership in the global GSM Association, BellSouth, Cingular/AT&T, Southwestern Bell, and many other wireless/telecommunications companies, will provide us with exceptional guidance as we focus on our global business development initiatives."

Mr. Fox is a 30 year veteran executive of the telecommunications industry.  His diverse background ranges from executive/officer positions within multinational corporations, leading the world's largest international wireless industry trade organization, founding and leading innovative and entrepreneurial startups, strategic and business consulting, M&A and equity investing.   Mr. Fox, with extensive expertise in global wireless business development, strategy, planning, implementation, operations, and execution, is a proven leader in managing diverse company operations and building successful companies in an environment of rapid change..

Mr. Fox is currently the Chairman & CEO of Global View Partners, Inc.,  a strategic investment, M&A, and consulting company involved in the global wireless industry.  Mr. Fox is also the Chairman of Cenoplex, a company providing innovative services which enable wireless operators to better communicate with their customers, maximize subscriber retention and satisfaction.

Previously, Mr. Fox was the Chairman of the Board of the global GSM Association which represents the interests of the worldwide mobile communications industry. Spanning 219 countries, the GSMA unites nearly 800 of the world's mobile operators, as well as more than 200 companies in the broader mobile ecosystem, including handset makers, software companies, equipment providers, Internet companies, and media and entertainment organizations.  The Association's members represent more than 4.5 billion GSM and 3GSM connections and accounts for more than 85 percent of the world's wireless market. Mr. Fox also spent five years as Vice President Strategy and Chief Technology Officer for BellSouth, the predecessor to Cingular Wireless/AT&T.

About Voice Assist, Inc.

Headquartered in Lake Forest, Calif., Voice Assist is a hosted and speech services company that enables voice in any application, network and device.  The company's cloud-based speech platform eliminates the need to use a keyboard or keypad to interact, and enables users to communicate, connect or transact using any application on any phone or other communication device.  The Voice Assist platform includes a fast and safe way to make calls, manage your e-mails, send text messages and post to social networks such as Facebook and Twitter by voice commands and provides a scalable solution for developers to add voice to any application.    For more information on the company, visit www.voiceassist.com.

Forward-Looking Statement: The statements in this press release regarding any implied or perceived benefits from appointment of this key board member or our technology are forward-looking statements. Statements such as "The company's cloud-based speech platform eliminates the need to use a keyboard or keypad to interact, and enables users to communicate, connect or transact using any application on any phone or communication device." involve risks and uncertainties, including, but not limited to, our ability to retain the executives, the continued ownership and operation of the company, functionality of our technology, and any other difficulties related to risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SOURCE Voice Assist, Inc.